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                                                      Exhibit 11
                                                         to
                                               Form 10-Q for the Quarterly
                                               Period Ended March 31, 1997



                              CINCINNATI BELL INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
       Dollars in millions, except per share amounts; shares in thousands
                                   (Unaudited)



                                                          Three Months
                                                         Ended March 31,
                                                        ------------------
                                                          1997      1996
                                                        -------   --------
PRIMARY

Weighted average common shares outstanding............. 135,450    133,743

Net effect of stock options, if dilutive, based on
  the treasury stock method using the average
  market price.........................................   2,101      1,578
                                                       -------     -------
Total shares for computing primary earnings per share.. 137,551    135,321
                                                        -------    -------
                                                        -------    -------

Net income............................................  $  57.2    $  41.7
                                                        -------    -------
                                                        -------    -------
Net income per share..................................  $   .42    $   .31
                                                        -------    -------
                                                        -------    -------
FULLY DILUTED

Weighted average common shares outstanding............. 135,450    133,743

Net effect of stock options, if dilutive,
  based on the treasury stock method using the
  greater of average or period - end market price......   2,101      2,402
                                                        -------    -------
Total shares for computing fully diluted earnings per
  share................................................ 137,551    136,145
                                                        -------    -------
                                                        -------    -------
Net income............................................. $  57.2    $  41.7
                                                        -------    -------
                                                        -------    -------
Net income per share................................... $   .42    $   .31
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